Exhibit 23.2

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29509) pertaining to the Amended and Restated 1990 Stock Option Plan of Intelligent Medical Imaging, Inc. and the Registration Statement (Form S-3 No. 333-60187) pertaining to the registration of 4,596,315 shares of the common stock of Intelligent Medical Imaging, Inc. of our report dated April 9, 1999, with respect to the financial statements and schedule of Intelligent Medical Imaging, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                      ERNST & YOUNG LLP
West Palm Beach, Florida
April 19, 1999